UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

American Metals Recovery and Recycling Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56318	27-2262066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Metals Recovery and

Recycling Inc.

4301 West Bank Dr.

Suite 110B Austin, Texas
78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 365-0620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMRR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or By Laws; Change in Fiscal Year

Market Effective February 22, 2023, American Metals Recovery and Recycling (the “Company”) changed its name to MBG Holdings, Inc. The Company filed with the Nevada Secretary of State Amended and Restated Articles of Incorporation that reflect the change of the corporate name to MBG Holdings Inc. The Company’s name change to MBG Holdings Inc was also announced by FINRA in their daily list on February 21, 2023.

Item 8.01 Other Events

Market effective February 22, 2023 the Company changed its stock ticker symbol from AMRR to MBGH. The Company’s ticker symbol change was also announced by FINRA in their daily list on February 21, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2023	American Metals Recovery and Recycling Inc.

	By:	/s/ James Frinzi
Name: James Frinzi
Title: Chief Executive Officer